UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2005

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A DEFINITIVE AGREEMENT

On May 12, 2005, IDT Corporation (“IDT”) entered into Amendment No. 1 to Employment Agreement with Howard S. Jonas, Chairman of the Board of IDT (the “Amendment to Jonas Employment Agreement”), and entered into Amendment No. 3 to Employment Agreement with James A. Courter, Chief Executive Officer of IDT (the “Amendment to Courter Employment Agreement”).

The Amendment to Jonas Employment Agreement increased the annual base salary of Howard S. Jonas to no less than $500,000 per year effective January 1, 2005.

The Amendment to Courter Employment Agreement increased the annual base salary of James A. Courter to no less than $500,000 per year effective January 1, 2005.

The foregoing summaries of the Amendment to Jonas Employment Agreement and Amendment to Courter Employment Agreement are not complete and are qualified in their entirety by reference to the Amendment to Jonas Employment Agreement and Amendment to Courter Employment Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this report and is incorporated herein by reference.

Item 9.01 EXHIBITS

Exhibit 10.1	Amendment No. 1 to Employment Agreement, dated May 12, 2005, between IDT Corporation and Howard S. Jonas

Exhibit 10.2	Amendment No. 3 to Employment Agreement, dated May 12, 2005, between IDT Corporation and James A. Courter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

Dated: May 16, 2005	By:	/S/ JAMES A. COURTER
James A. Courter
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 1 to Employment Agreement, dated May 12, 2005, between IDT Corporation and Howard S. Jonas

10.2	Amendment No. 3 to Employment Agreement, dated May 12, 2005, between IDT Corporation and James A. Courter